EXHIBIT 10.8

VStock Transfer, LLC
18 Lafayette Place

Woodmere, New York 11598

October 30, 2020

Dear Sirs:

                This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with that certain understanding by and between CURE Pharmaceutical Holding Corp., a Delaware corporation with offices located at 1620 Beacon Place, Oxnard, California 93033 (the “Company”) and the undersigned (“Holder”).

The Company and certain investors (including the Holder) have entered into a Securities Purchase Agreement, dated as of October 30, 2020 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Holder and the Holder has agreed to purchase certain Notes (as defined in the Securities Purchase Agreement), which will be convertible into shares (the “Conversion Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Notes. Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

                During the period commencing on the date of issuance of the Notes (the “Execution Date”) and ending on the earlier to occur of (i) such date as the Holder no longer holds any Notes or Conversion Shares and (ii) such date upon which any breach by the Company of any term of this Leak-Out Agreement occurs, regardless of whether such breach is subsequently cured (such period, the “Restricted Period”), on any Trading Day in which the VWAP of the Common Stock is less than $1.32 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or similar events) (so long as no Event of Default (as defined in the Note) has occurred and is then continuing) (any such date, a “Date of Determination”), the Holder and any Affiliate of the Holder which has or shares discretion relating to the Holder’s investments or trading or information concerning the Holder’s investments, including in respect of the Restricted Securities (together, the “Holder’s Trading Affiliates”) shall not offer, pledge, sell, contract to sell, option, lend or dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales, or any sale which would result in the increase of any existing short position of the Holder relating to Company common stock) on such Date of Determination, in the aggregate, any shares of Common Stock in an aggregate amount representing more than the greater of (x) $20,000 in sales of shares of Common Stock, (y) 20% of the quotient of (A) the sum of each daily composite trading volume of Common Stock as reported by Bloomberg, LP for each Trading Day during the twenty (20) Trading Day period immediately preceding such Date of Determination, divided by (B) twenty (20) and (z) 20% of the daily composite trading volume of Common Stock as reported by Bloomberg, LP on such applicable Date of Determination. Notwithstanding anything herein to the contrary, nothing herein shall prohibit the Holder (or any of its Trading Affiliates) from tendering any Restricted Securities or other shares of Common Stock to any Person in a tender offer or other Fundamental Transaction.

1

                Notwithstanding anything herein to the contrary, on or after the date hereof, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement with respect to such transferred Restricted Securities (an “Assignee Agreement”) and sales of the Holder and its Affiliates and all Assignees shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

                Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing.

                This Leak-Out Agreement, together with the Securities Purchase Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

                This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

                The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

                This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

                All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

2

                Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

                Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

If, and whenever on or after the date hereof, the Company enters into, amends, terminates, waives or modifies a leak-out agreement (or any other agreement or other document restricting in any manner the sale, directly or indirectly, by any Other Holder or any of its Trading Affiliates of any securities of the Company) with any Other Holder (or any of its Trading Affiliates), directly or indirectly, of any shares of Common Stock (each such agreement, an “Other Agreement”) in any manner, the result of which, is more favorable terms and/or conditions and/or less trading restrictions (as the case may be) on Common Stock then held by such Other Holder, then as set forth herein, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions and/or less restrictions (as the case may be) set forth in such Other Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this paragraph shall apply similarly and equally to each such Other Agreement.

The obligations of Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement, and Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by Holder pursuant hereto, shall be deemed to constitute Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Agreement. The Company and Holder confirms that Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

 [SIGNATURE PAGE TO LEAK-OUT FOLLOWS]

3

Agreed to and Acknowledged:

CURE PHARMACEUTICAL HOLDING CORP.

By: /s/ Rob Davidson
       Name: Rob Davidson
       Title: Chief Executive Officer

IONIC VENTURES, LLC

By: /s/ Brendan O’Neil
       Name: Brendan O’Neil
       Title: Authorized Signatory

4